UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 28, 2023, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), 1013421 B.C. unlimited Liability Company (“Existing Holdings”), Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of British Columbia (“New Holdings”) and 1013414 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (“Intermediate Holdings”) each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into Amendment No. 8 (the “Eighth Amendment”) to the Credit Agreement, dated as of October 27, 2014, as previously amended, (as amended, the “Credit Agreement”), by and among Borrowers, and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent Borrower (the “New Red” and, together with the Parent Borrower, the “Borrowers”), as Borrowers, Existing Holdings, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The Eighth Amendment (1) joins New Holdings and Intermediate Holdings as Parent Guarantors under the Credit Agreement, (2) applies the negative covenants under Article VII of the Credit Agreement to New Holdings and its Restricted Subsidiaries (as defined in the Credit Agreement), and (3) makes certain other changes as set forth therein.

The foregoing summary of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Eighth Amendment, filed as Exhibit 10.10(n) hereto, which is incorporated herein by reference.

Also on December 28, 2023, the Parent Borrower, New Red, New Holdings, Intermediate Holdings, Existing Holdings, and Wilmington Trust, National Association, as trustee and collateral agent, entered into supplemental indentures (the “Supplemental Indentures”) in order to join New Holdings, Intermediate Holdings and Existing Holdings as guarantors under each of the Applicable Indentures (as defined below) and to designate New Holdings as the “issuer” solely for all purposes of the covenants under Sections 3.2 through 3.8, 3.19 and 3.20 of each of the Applicable Indentures. “Applicable Indentures” means the Indenture dated as of September 24, 2019 with respect to 3.875% First Lien Senior Secured Notes due 2028, the Indenture dated as of April 7, 2020 with respect to 5.75% First Lien Senior Secured Notes due 2025, the Indenture dated as of November 9, 2020 with respect to 3.5% First Lien Senior Secured Notes due 2029, the Indenture dated as of November 19, 2019 with respect to 4.375% Second Lien Senior Secured Notes due 2028, and the Indenture dated as of October 5, 2020 with respect to 4.0% Second Lien Senior Secured Notes due 2030, in each case as such indenture have been amended, supplemented, waived or otherwise modified.

The foregoing summary of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Form of Supplemental Indenture, filed as Exhibit 4.19 hereto, which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.19
Form of Supplemental Indenture, dated as of December 28, 2023, by and among Restaurant Brands International Limited Partnership, 1013414 B.C. Unlimited Liability Company, 1013421 B.C. Unlimited Liability Company, 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc. and Wilmington Trust, National Association as trustee and collateral agent.

10.10(n)
Amendment No. 8, dated as of December 28, 2023, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, 1013421 B.C. Unlimited Liability Company, Restaurant Brands International Limited Partnership, 1013414 B.C. Unlimited Liability Company, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: January 4, 2024	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary